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Exhibit 99.1

CONSENT OF STONE KEY PARTNERS LLC AND STONE KEY SECURITIES LLC

        We hereby consent to (i) the inclusion of our opinion letter, dated May 15, 2011, to the Board of Directors of Integral Systems, Inc. ("Integral Systems") as Annex E to the joint proxy statement/prospectus included in the initially filed Registration Statement on Form S-4 of Kratos Defense & Security Solutions, Inc. ("Kratos") filed on June 6, 2011 (the "Registration Statement"), relating to the proposed acquisition of Integral Systems by Kratos and (ii) all references to Stone Key Partners LLC and Stone Key Securities LLC in the sections captioned "Summary—Opinions of Financial Advisors—Integral Systems' Financial Advisor," "The Merger—Background of the Merger," "The Merger— Recommendation of the Integral Systems Board of Directors and its Reasons for the Merger," "The Merger—Opinion of Integral Systems' Financial Advisor" and "The Merger—Certain Financial Forecasts Utilized by Integral Systems in Connection with the Merger—Integral Systems Financial Forecasts," of the joint proxy statement/prospectus which forms a part of the Registration Statement.

        Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), joint proxy statement/prospectus or any other document, except in accordance with our prior written consent. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

STONE KEY PARTNERS LLC
By:	/s/ ALLEN L. WEINGARTEN Allen L. Weingarten General Counsel and Chief Operating Officer
STONE KEY SECURITIES LLC
By:	/s/ ALLEN L. WEINGARTEN Allen L. Weingarten General Counsel and Chief Operating Officer

Greenwich, Connecticut
June 6, 2011

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  Exhibit 99.1
CONSENT OF STONE KEY PARTNERS LLC AND STONE KEY SECURITIES LLC